EXHIBIT 4.4





                                     LICENSE

         THIS AGREEMENT, is made at North Miami, Florida, as of the 1ST day of December, 1996, by and between CIGARETTE RACING TEAM, INC., a corporation organized under the laws of the State of Florida, with offices at 3131 N.E. 188th Street, North Miami, Florida 33180 ("OWNER"), and OFFSHORE RACING, INC., a foreign corporation ("USER"), (hereinafter collectively referred to as "The Parties").

RECITALS

         USER and OWNER (hereinafter collectively called "The Parties"), have read this Agreement (hereinafter called "Agreement") and understand and accept the terms, conditions, and covenants contained in this Agreement as being reasonably necessary to maintain OWNER's standards and business practices as it relates to the retaining of entities utilizing the OWNER's Marks (hereinafter called "Marks").

         WHEREAS, OWNER is the OWNER of to the best of its knowledge and belief, of the United States, trademarks, service marks, and business names, and registrations for such trademarks, service marks and business names ("Marks"), including those Marks listed on Schedule A;

         WHEREAS, OWNER is in the business of manufacturing, selling and/or distributing water craft bearing such Marks, but is not regularly in the business of licensing or sublicensing its intellectual property or merchandising outside of the business of water craft; and

         WHEREAS, USER is desirous of entering into the business of obtaining rights in intellectual property for use in connection with products and services, and sublicensing such intellectual property rights to others, including merchandising such products and services, and desires to obtain rights in OWNER's Marks for these and other purposes;

         USER has investigated and become familiar with OWNER and desires upon the terms and conditions set forth herein to enter into this Agreement. USER acknowledges that it is essential to the maintenance of the high standards of OWNER, that USER maintain and adhere to the standards, procedures and policies described herein.

         THEREFORE, The Parties, intending to be legally bound, for and in consideration of the mutual covenants hereinafter following, do mutually covenant and agree:

         NOW THEREFORE, the parties agree as follows:

1.       GRANT OF LICENSE

                  OWNER grants to USER an exclusive, world-wide right and license to use the OWNER's current and after acquired Marks in connection with all goods and services other than the use of said Marks on any form of water craft. It is understood and agreed that USER shall have no right of sublicense hereunder except as provided in this
         Section 1 hereto. USER may sublicense its rights hereunder, provided such sublicensee will restrict it to the

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         uses permitted under this Agreement, and further provided that said sublicense shall terminate at any time that this License Agreement hereunder shall terminate, and that said sublicensee agrees to conform with the terms and obligations of the licensee as provided in this Agreement.

         Any assignment, license or sublicense hereunder will, by its terms, bind such assignee to the obligations of the USER hereunder, and refer to or incorporate by reference this Agreement, and will provide that the OWNER will be deemed a third party beneficiary of such assignment.

2.       QUALITY MAINTENANCE

                  USER agrees to notify OWNER by facsimile, first class mail or overnight mail of each product or service for which USER, or a sublicensee of USER, intends to use OWNER's Marks. Upon reasonable written request of OWNER, which written request shall be made no more than three days after receipt of such notification in OWNER's offices, USER agrees to submit to OWNER, specifications or samples of products or services for which USER, or a sublicensee of USER, intends to use OWNER's Marks. If OWNER disapproves of any product or service submitted for review under this Section 2, OWNER shall notify USER of OWNER's disapproval in writing within ten (10) days of receipt, in OWNER's offices, of such specifications or samples. Such written disapproval shall set forth in detail:

                  (1)      Each disapproved product or service,

                  (2) Each defect of each disapproved product or service, and

                  (3) Non-binding, commercially reasonable suggestions for correcting each such defect.

                  OWNER shall use good faith and fair dealing in approving or disapproving of any product or service submitted for review. USER acknowledges that it is essential to the maintenance of the high standards of OWNER that USER shall maintain and adhere to the standards, procedures and policies described herein. If the OWNER feels that the proposed use of the product is inconsistent with the standards which the OWNER has established for the use of these products, then the OWNER shall have the right to reject USER's right to use said product. OWNER agrees that approval of all products submitted shall not be unreasonably withheld. Once OWNER is given approval of specific products and services and has notified USER of such approval, no further notice need to be given to OWNER from USER, provided the products or services are not substantially changed.

                  In addition to providing the information hereunder, the USER shall also provide copies of all license agreements executed between the USER and any sublicensee, so that the OWNER can confirm said license agreements conform with the terms of this Agreement.

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                  Once USER has given approval of specific products and
         services, and notified OWNER of such approval, no further notice need not be given to OWNER from USER provided the products or services are not substantially changed.

3.       INFRINGEMENT PROCEEDINGS

                  Upon notice by USER of a third party infringement of OWNER's Marks, OWNER shall take reasonable efforts to protect the Marks against any third party infringer at the expense of OWNER. USER may if it elects to seek injunctive relief against the alleged third party in the name of OWNER. OWNER shall notify USER of any enforcement of OWNER's Marks and USER shall have the right to participate, and consult with OWNER, in any enforcement action. Notwithstanding this Section 3, USER retains all rights available to USER under law to sue for infringement and unfair competition. Not withstanding the foregoing, USER shall take reasonable efforts during the term of this Agreement to protect the Marks for any other use other than for boats.

4.       TERM

         A.       Initial Term

                  The initial term of this Agreement shall be for a period of 120 months, commencing on the date first mentioned above, subject to the terms and conditions set forth herein.

         B.       Renewal Option

                  USER shall have the option to renew this Agreement for two (2) additional periods of sixty (60) months each. In all cases, renewal shall require that: (1) USER not be in violation of this Agreement or any other Agreement between OWNER and USER; and (2) USER give written notice of their election to renew not less than six (6) months prior to the end of the term then in effect. If any rules or laws modifies, alters or amends all or part of the renewal provisions, then such provisions shall be modified, altered or amended accordingly, so as to be in full compliance with such rules and laws.

         C.       Subsequent Renewal Options

                  Subsequent to the periods as mentioned in Paragraph 4B hereto, USER shall have the option to renew this Agreement for two (2) additional periods of sixty (60) months each, if (1) USER not be in violation of this Agreement or any other Agreement between OWNER and USER; (2) USER give written notice of their election to renew not less than six (6) months prior to the end of the term then in effect; and (3) during the last term then in effect USER shall have paid to OWNER pursuant to Paragraph 5(A) and (B) a minimum of one hundred thousand ($100,000) dollars.

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                  This Agreement shall continue in force and effect for as
         provided for in Section 4 herein and subject to all other terms and conditions set forth in this Agreement.

5.       ROYALTY

         A. In the event USER sublicenses rights to the Mark, USER shall pay to OWNER on a quarterly basis (the "Period"), ten (10%) percent of the gross royalties or other revenues collected by USER during such Period. Said payment shall be made no later than 30 days after the end of Period, at the offices of OWNER.

         B. In the event, USER on its own behalf, manufactures, sells or distributes products or services using the OWNER's Mark, USER shall pay to OWNER on a quarterly basis (the "Period"), two and one-half (2- 1/2%) percent of the gross revenues collected by USER for each product or service for which USER, uses OWNER's Mark. Said payment shall be made no later than 30 days after the end of the then applicable Period, at the offices of OWNER. Section 5(B) hereof when applied, shall be in place of and not in addition to section 5(A) hereof.

         C. During the term hereof, USER shall deliver to OWNER a Report (the "Report") of all monies received by USER during each Period, no later than 30 days of the end of the then applicable Period. The Report shall fully disclose the amount of income, sales, royalties, revenues or other income collected by use of the OWNER's Mark for the then applicable Period.

         D. As further inducement and a condition hereof, to induce OWNER into entering into this Agreement, USER shall pay to OWNER a one time fee of two hundred thousand ($200,000) dollars on or before the signing of this Agreement.

         E. OWNER unconditionally acknowledges by signing this Agreement and initialing immediately hereunder that USER has complied with the terms of Section 5(D) hereof and that OWNER has received the one time fee as described therein.

                  ---------------------------------------
                                    Initials

                  USER shall not be obliged to pay any further minimum royalties or monies to OWNER except as explicitly required in this Section 5.

6.       DEFAULT

                  In the event either user is in default in the performance of any of the terms of this Agreement, including, but not limited to, the acts set forth hereinafter, defaultee, in addition to all remedies that defaultee has available to it at law or in equity, may declare this Agreement automatically terminated, unless such default is cured within fifteen (15) days after written notice thereof (as provided for herein) from defaultee to defaulter, unless the default is of such a nature that more than fifteen (15) days are reasonably required to effect a cure.

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         In such event, defaulter shall commence to cure the default within said fifteen (15) day period, if any, designated by defaultee as the allowable additional time within which the cure must be accomplished.

7.       NO JOINT VENTURE

                  Performance by the parties under this Agreement shall be as licensor-licensee. No product or service developed pursuant to the terms of this Agreement, and no provision contained herein, shall be construed to constitute a joint venture or partnership between the parties, nor shall either party act as the agent for each other for any purpose.

8.       NOTICES

                  All notices, requests, demands, payments, consents and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when sent by registered certified United States mail, postage prepaid, or other form of delivery which provides for a receipt, and sender is in receipt of a delivery notice, signed by recipient, if addressed as follows:

         OWNER:   CIGARETTE RACING TEAM, INC.
                  3131 N.E. 188th Street
                  North Miami, Florida 33180

         USER:    OFFSHORE RACING, INC.
                  Hirzel House, Smith Street
                  St. Peter Port, Guernsey
                  Channel Islands, GY1 2NG

         A.       Address Change

                  Either of The Parties may change his address by giving notice of such change of address to the other, but must comply with all other terms of this Agreement.

         B.       Notice by Telegram or Facsimile.

                  In the case of any notice required to be given by The Parties to each other, telegraphic notice or facsimile transmission, shall not be sufficient notice hereunder.

9.       ADDITIONAL ACTIONS

                  The Parties agree to execute such other documents and perform such further acts as may be necessary or desirable to carry out the purposes of this Agreement.

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10.      HEIRS, SUCCESSORS, AND ASSIGNS

                  This Agreement shall be binding and inure to the benefit of the parties, their heirs, successors, and assigns.

11.      ENTIRE AGREEMENT

                  The undersigned acknowledges that they, and each of them, have read this agreement in full; are cognizant of each and every one of the terms and provisions hereof and are agreeable thereto; that no representations or agreements, whether oral or written, except as hereinafter set forth, have been made or relied upon; that any and all prior agreements or understandings between the parties, relating to the subject matter of this Agreement, whether oral or written are automatically canceled by the execution of this agreement; that the signatures affixed hereto were affixed as the wholly voluntary act of the persons who signed this agreement; and that the terms and provisions of this agreement cannot be changed or modified unless in writing signed by an authorized corporate officer, director or agent of USER and OWNER. No modification or amendment of any provision of this Agreement shall be construed as a waiver, breach or cancellation of any other provision.

                  This Agreement constitutes the sole agreement between the OWNER and USER hereto pertaining to the subject matter described herein, and effective as of the date of this Agreement.

12.      WAIVER OF RIGHTS

                  Failure by either of The Parties to enforce any rights under this Agreement shall not be construed as the waiver of such rights. Any waiver, including waiver of default, in any one instance, shall not constitute a continuing waiver or a waiver in any other instance. Any acceptance of money or other performance by either of The Parties, shall not constitute a waiver of any default, except as to the payment of the particular payment or performance so received.

13.      VALIDITY OF PARTS

                  Any invalidity of any portion of this Agreement shall not affect the validity of the remaining portion, and unless substantial performance of this Agreement is frustrated by any such invalidity, this Agreement shall continue in effect.

14.      HEADINGS

                  The headings used herein are for purposes of convenience only and shall not be used in interpreting the provisions hereof. As used herein, the male gender shall include the female and neuter genders; the singular shall include the plural, the plural, the singular and termination shall include expiration.

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15.      EXECUTION BY THE PARTIES

                  This Agreement shall not be binding on either of The Parties, unless and until it shall have been accepted and signed by authorized officers or directors of USER and OWNER.

16.      ATTORNEY'S FEES

                  If either of The Parties hereto commences an action against the other, arising out of or in connection with this Agreement, the prevailing of The Parties shall be entitled to have and recover from the other Party its reasonable attorneys' fees and costs at all trial and appellate levels.

17.      ASSIGNMENT

                  Either party may delegate any obligation under this Agreement or assign this Agreement or any interest or right hereunder without the prior written consent of the other and any such assignment or transfer may not be null and voided.

18.      GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Any provision of this Agreement which may be determined by a court of competent jurisdiction to be prohibited or nonenforceable in any jurisdiction shall, as to that jurisdiction, be effective to the extent of the prohibition or nonenforceability, without invalidating the remaining provisions of this Agreement.

19.      NO PROJECTIONS OR REPRESENTATIONS

                  The Parties acknowledge and represent that no projections or representations regarding the amount of income, sale, or profits they can expect to earn or receive by virtue of this Agreement, has been received from either of The Parties. The Parties acknowledge that no representations or warranties inconsistent with this Agreement were made to induce each other to execute this Agreement.

                  The Parties acknowledge that neither of the Parties nor any other person can guarantee the success of the business. The undersigned, by signing this Agreement, acknowledge that they have read same and that it has been requested to state in writing hereafter any terms, claims, covenants, promises, or representations, including representations as to any income, sales, or profit projections, that were made by either of the parties or its representatives contrary to the provisions of this Agreement, including the persons making same, the location, and date thereof.

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20.      ACKNOWLEDGMENTS

                  USER and OWNER have all requisite authority to enter into this Agreement, whether arising under applicable Federal or State laws, rules or regulations, to which either of The Parties may be subject to.

         IN WITNESS WHEREOF, The Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CIGARETTE RACING TEAM, INC.                 OFFSHORE RACING, INC.

By:      Robert E. Torter                   By:      Michael W. Macey
Its:     Chairman of the Board              Its:     Director